EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 28, 1995 relating to the consolidated financial statements of Alliance Broadcasting, L.P., which appears on page F-2 of the Current Report on Form 8-K of Infinity Broadcasting Corporation dated September 27, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
San Francisco, California
October 18, 1995